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                                  EXHIBIT 23.1

                          Independent Auditors' Consent
                          -----------------------------

The Board of Directors and Shareholders
The Money Store Inc.:

We consent to incorporation by reference in the Registration Statements (No. 333-20817, 33-98972, 333-18877, and 333-14075) on Forms S-3 and the Registration
Statements (Nos. 33-66332 and 33-96830) on Forms S-8 of our report dated February 12, 1997, relating to the consolidated statements of financial condition of The Money Store Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of The Money Store Inc., and to the reference to our firm under the heading "Experts" in the Prospectus dated March 7, 1997.

/s/  KPMG Peat Marwick LLP

Sacramento, California
March 26, 1997




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